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                                                                   Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 and the related Prospectus of Huntington Bancshares Incorporated for the registration of Capital Securities and to the incorporation by reference therein of our report dated January 14, 1998, with respect to the consolidated financial statements of Huntington Bancshares Incorporated incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP


Columbus, Ohio
September 25, 1998